UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

USF Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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Filed by: USF Corporation

Pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: USF Corporation

Commission File No. 0-19791

On May 2, 2005, Yellow Roadway Corporation and USF Corporation jointly issued the following press release:

May 2, 2005

Yellow Roadway and USF Increase Cash Component of Transaction

■Additional cash increases level of earnings accretion

■USF shareholder vote scheduled for May 23, 2005

OVERLAND PARK, KS and CHICAGO, IL — May 2, 2005—Yellow Roadway Corporation (NASDAQ: YELL) and USF Corporation (NASDAQ: USFC) today announced amended deal terms for the Yellow Roadway acquisition of USF, whereby USF shareholders will receive approximately 65% cash and 35% Yellow Roadway stock in exchange for their USF shares. Originally, the transaction was structured as approximately 50% cash and 50% stock.

Under the revised terms, USF shareholders are entitled to receive $29.25 (65% x $45.00) per share in cash and 0.31584 (35% x the fixed exchange ratio of 0.9024) shares of Yellow Roadway stock for each share of USF stock.

“This is a mutually beneficial change that provides additional accretion to our shareholders,” stated Bill Zollars, Chairman, President and CEO of Yellow Roadway. “This also provides Yellow Roadway with its target capital structure for the acquisition by accelerating the economic impact of the stock repurchase program we previously discussed.”

Additional updates to the transaction include:

•	There will no longer be a cash election feature for USF shareholders as they will now receive approximately 65% of the consideration in cash

•	The transaction will now be taxable to USF shareholders

•	Under applicable NASDAQ Stock Market rules, a Yellow Roadway shareholder meeting and vote will no longer be required to approve the transaction, since the number of shares that Yellow Roadway will issue as consideration to the USF shareholders is fewer than 20% of the number of Yellow Roadway shares currently outstanding

Transaction timeline:

•	Amended proxy materials will be mailed to USF shareholders on or about May 5, 2005

•	The USF shareholder vote is expected to be on May 23, 2005, as originally scheduled

•	In accordance with the merger agreement, the transaction will close one business day after all conditions have been met. The transaction is currently scheduled to close on May 24, 2005.

“The USF acquisition is an important strategic step for Yellow Roadway,” Zollars stated. “We look forward to closing the transaction and creating additional value for our shareholders, customers and employees.”

The information presented herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “could”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products and services and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Yellow Roadway and USF, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include:

•	those discussed and identified in Yellow Roadway and USF public filings with the Securities and Exchange Commission (SEC)

•	the parties’ ability to:

•	consummate the proposed merger

•	achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and

•	successfully integrate USF’s operations into Yellow Roadway’s operations;

•	the integration of the companies may be more difficult, time-consuming or costly than expected;

•	revenues following the merger may be lower than expected;

•	operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger;

•	the regulatory approvals (including SEC approval of required disclosures) required for the merger may not be obtained on the terms expected or on the anticipated schedule;

•	the parties’ ability to meet expectations regarding the timing, completion and accounting treatment of the merger and the value of the merger consideration;

•	changes in federal or state regulation concerning or affecting the transportation industry;

•	inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, a downturn in general or regional economic activity, changes in equity and debt markets, and the state of the economy;

•	the parties’ obligations to contribute to union-sponsored multi-employer pension plans may be higher than expected;

•	the impact of work rules, any obligations to multi-employer health, welfare and pension plans and wage requirements may impair the parties’ businesses;

•	potential efforts to unionize previously non-union operations of the company and employee satisfaction, labor shortages, disruptions, stoppages or any other deterioration in the parties’ relationships with employees may impair the parties’ businesses; and

•	any future acts or threats of terrorism or war.

In particular, the expectations set forth herein regarding accretion and achievement of annual savings and synergies are only the parties’ expectations regarding these matters.

Actual results could differ materially from these expectations depending on factors such as:

•	the combined company’s cost of capital, the ability of the combined company to identify and implement cost savings, synergies and efficiencies in the time frame needed to achieve these expectations;

•	prior contractual commitments of the combined companies and their ability to terminate these commitments or amend, renegotiate or settle the commitments;

•	the combined company’s actual capital needs, the absence of any material incident of property damage or other unforeseen merger or acquisition opportunities that could affect capital needs;

•	the costs incurred in implementing synergies and the factors that generally affect the respective businesses of Yellow Roadway and USF as further outlined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the companies’ respective Annual Reports on Form 10-K.

Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Yellow Roadway nor USF undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers also are urged to carefully review and consider the various disclosures in Yellow Roadway’s and USF’s various SEC reports, including, but not limited to, each party’s Annual Report on Form 10-K for the year ended December 31, 2004.

Additional Information

Yellow Roadway filed a Registration Statement on Form S-4 with the SEC on April 22, 2005, which contained a definitive proxy statement/prospectus in connection with the merger. Yellow Roadway and USF intend to file documents concerning the amended deal terms with the SEC shortly. Investors are urged to read the proxy statement/prospectus, as modified by any documents concerning the amended deal terms filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Yellow Roadway free of charge by requesting them in writing from Yellow Roadway or by telephone at (913) 696-6100. You may obtain documents filed with the SEC by USF free of charge by requesting them in writing from USF or by telephone at (773) 824-1000.

USF, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of USF in connection with the acquisition. Information about the directors and executive officers of USF and their ownership of USF stock is set forth in the USF Annual Report on Form 10-K for the year ended December 31, 2004. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus filed with the SEC in connection with the merger.

Yellow Roadway Corporation, a Fortune 500 company, is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Roadway Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs over 50,000 people.

USF Corporation, a $2.4 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, third-party logistics, and premium regional and national truckload transportation. The company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

Investor Contact	Media Contact	USF Investor Contact

Stephen Bruffett	Suzanne Dawson	James J. Hyland
Yellow Roadway Corporation	Linden Alschuler & Kaplan	USF Corporation
913.696.6108	212.329.1420	773.824.2213
steve.bruffett@yellowroadway.com	sdawson@lakpr.com	james.hyland@usfc.com